_________________________________________________________________
_________________________________________________________________





                 NEW YORK STATE ENERGY RESEARCH
                    AND DEVELOPMENT AUTHORITY


                              AND


         CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

           _________________________________________


          FOURTH SUPPLEMENTAL PARTICIPATION AGREEMENT dated as of July 1, 1995 to

                    PARTICIPATION AGREEMENT
                dated as of December 1, 1992

           _________________________________________


                         relating to


  6.10% Facilities Refunding Revenue Bonds, Series 1995 A
  (Consolidated Edison Company of New York, Inc. Project)



_________________________________________________________________
_________________________________________________________________

                       TABLE OF CONTENTS


                                                             Page

PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1


                           ARTICLE I

                    SHORT TITLE; DEFINITIONS

SECTION 1.01.  Short Title . . . . . . . . . . . . . . . . . .  3
SECTION 1.02.  Definitions . . . . . . . . . . . . . . . . . .  3


                           ARTICLE II

                        REPRESENTATIONS

SECTION 2.01.  Representations and Warranties
               by the Authority  . . . . . . . . . . . . . . .  4
SECTION 2.02.  Representations and Warranties by the
               Corporation . . . . . . . . . . . . . . . . . .  4


                           ARTICLE III

            SALE AND ISSUANCE OF SERIES 1995 A BONDS

SECTION 3.01.  Sale of Series 1995 A Bonds, Deposit
               of Proceeds and Series 1995 A Note  . . . . . .  6
SECTION 3.02.  Disbursements from 1985 A Escrow Fund . . . . .  6
SECTION 3.03.  Adequacy of 1985 A Escrow Fund  . . . . . . . .  6


                           ARTICLE IV

                         MISCELLANEOUS

SECTION 4.01.  Administrative Fees and Bond Issuance
                 Charge Pertaining to Series 1995 A
                 Bonds payable under Section 4.04
                 of the Basic Participation Agreement  . . . .  7





                                   (i)

SECTION 4.02.  Mandatory Prepayment of Series 1995 A
               Note upon the Occurrence of Certain
               Events in Accordance with Section 5.06
               of the Basic Participation Agreement  . . . . .  7

SECTION 4.03.  Series 1995 A Tax Regulatory Agreement. . . . .  7

SECTION 4.04.  Authority to Terminate Securities Depository
               at Direction of Corporation.  . . . . . . . . .  8

SECTION 4.05.  Effective Date; Counterparts. . . . . . . . . .  8


EXHIBIT A - Description of Series 1995 A Project Exempt
                 Facilities  . . . . . . . . . . . . . . . . .A-1
EXHIBIT B - Description of Other Series 1995 A Project
                 Facilities  . . . . . . . . . . . . . . . . .B-1
EXHIBIT C - Form of Series 1995 A Note . . . . . . . . . . . .C-1
































                                   (ii)

          This FOURTH SUPPLEMENTAL PARTICIPATION AGREEMENT, dated as of July 1, 1995, to PARTICIPATION AGREEMENT, dated as of December 1, 1992 (the "Basic Participation Agreement"), between NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY, a body corporate and politic, constituting a public benefit corporation, established and existing under and by virtue of the laws of the State of New York (the "Authority") and CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a corporation duly organized and existing and qualified to do business as a public utility under the laws of the State of New York (the "Corporation"),

                           WITNESSETH:

          WHEREAS, the Authority has previously issued five series of bonds in order to provide funds for the payment of a portion of the cost of the acquisition, construction and installation of certain facilities for the furnishing of electric energy and gas within the Corporation's service areas or for the refunding of prior obligations of the Authority issued for the purpose of financing the cost of such facilities, which bonds were issued pursuant to an Indenture of Trust, dated as of December 1, 1992, between the Authority and Morgan Guaranty Trust Company of New York, as trustee (the "Basic Indenture"), as supplemented, and the proceeds were made available to the Corporation pursuant to the Basic Participation Agreement, as supplemented; and

          WHEREAS, Morgan Guaranty Trust Company of New York has heretofore resigned as Trustee and Paying Agent under the Basic
Indenture and Marine Midland Bank has accepted appointment as Trustee and Paying Agent thereunder; and

          WHEREAS, the Authority is authorized under the Act to borrow money and issue its negotiable bonds and notes to provide sufficient moneys for achieving its corporate purposes including the refunding of outstanding obligations of the Authority; and

          WHEREAS, the Authority has previously issued its Electric Facilities Revenue Bonds, Series 1985 A (Consolidated Edison Company of New York, Inc. Project) (the "1985 A Bonds") pursuant to a participation agreement between the Authority and the Corporation for the purpose of financing the acquisition, construction and installation of certain facilities for the furnishing of electric energy within the Corporation's electric service area (such facilities being further described in Exhibit A and Exhibit B to this Fourth Supplemental Participation Agreement); and

          WHEREAS, the Corporation has requested that the Authority issue Additional Bonds under and pursuant to the Basic Indenture, between the Authority and the Trustee, in an aggregate principal amount not to exceed $128,285,000 for the purpose of refunding the outstanding portion of the 1985 A Bonds. Such portion of the 1985 A Bonds to be refunded with the proceeds of such Additional Bonds are referred to herein as the "Refunded Obligations"; and

          WHEREAS, the Basic Indenture provides that the Authority may issue additional series of bonds for the purpose of refunding outstanding Authority obligations which were issued

                                                               2.

pursuant to an agreement with the Corporation provided that, among other things, the requirements of the Basic Indenture relating to the issuance of Additional Bonds for such purpose are complied with; and

          WHEREAS, pursuant to Resolution No. 856, adopted June 26, 1995, the Authority has determined to issue its "Facilities Refunding Revenue Bonds, Series 1995 A (Consolidated Edison Company of New York, Inc. Project)" in an aggregate principal amount of $128,285,000 (the "Series 1995 A Bonds") to provide for the refunding of the Refunded Obligations; and

          WHEREAS, the Authority is entering into a supplement and amendment to the Basic Indenture dated as of July 1, 1995, between the Authority and Marine Midland Bank, as Trustee (the "Fourth Supplemental Indenture"), to provide for the issuance of the Series 1995 A Bonds; and

          WHEREAS, the Authority and the Corporation are entering into a Tax Regulatory Agreement dated the date of initial delivery of the Series 1995 A Bonds pursuant to which the Corporation will enter into certain covenants designed to assure that certain conditions to the exclusion from gross income of interest on the Series 1995 A Bonds imposed by the Internal Revenue Code of 1986, as amended, are met;

          NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, covenants and agreements hereinafter set forth, the Authority and the Corporation, each binding itself, its successors and assigns, do mutually promise, covenant and agree to supplement the Basic
Participation Agreement as follows:

                                                               3.

                           ARTICLE I

                    SHORT TITLE; DEFINITIONS

          SECTION 1.01.  Short Title.  This supplement to the
Basic Participation Agreement may hereafter be cited by the parties hereto, and is herein referred to, as the Fourth
Supplemental Participation Agreement.

          SECTION 1.02. Definitions. Unless the context shall otherwise require, the terms used in this Fourth Supplemental Participation Agreement, including the recitals, which are defined in Section 1.01 of the Basic Indenture, as supplemented and amended by the Fourth Supplemental Indenture, and Section
1.02 of the Fourth Supplemental Indenture shall have the meanings, respectively, herein, which such terms are given in said sections.

                                                               4.

                           ARTICLE II

                        REPRESENTATIONS

          SECTION 2.01.  Representations and Warranties by the
Authority.  The Authority represents and warrants as follows:

          (a) The Authority is a body corporate and politic, constituting a public benefit corporation, established and existing under the laws of the State of New York;

          (b) The Authority has full power and authority to execute and deliver this Fourth Supplemental Participation Agreement, the Fourth Supplemental Indenture and the Series 1995 A Tax Regulatory Agreement, and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder;

          (c) The Authority is not in violation of or in default under any of the provisions of the laws or the Constitution of the State of New York which would affect its existence or its powers referred to in the preceding paragraph (b);

          (d)  The Authority has determined that its
participation in the refunding of the Refunded Obligations, as contemplated by this Fourth Supplemental Participation Agreement, is in the public interest;

          (e) The Authority has duly authorized the execution and delivery of this Fourth Supplemental Participation Agreement, the Fourth Supplemental Indenture and the Series 1995 A Tax Regulatory Agreement and the execution and delivery of the other documents incidental to this transaction, and all necessary authorizations therefor or in connection with the performance by the Authority of its obligations hereunder or thereunder have been obtained and are in full force and effect;

          (f) The execution and delivery by the Authority of this Fourth Supplemental Participation Agreement, the Fourth Supplemental Indenture, the Series 1995 A Tax Regulatory Agreement and the other documents incidental to this transaction, and the consummation of the transactions herein or therein contemplated will not violate or cause a default under any indenture, mortgage, loan agreement or other contract or instrument to which the Authority is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Authority; and

          (g) The Participation Agreement and the Indenture are in full force and effect.

          SECTION 2.02.  Representations and Warranties by the
Corporation.  The Corporation represents and warrants as follows:

                                                               5.

          (a) The Corporation is a corporation duly incorporated and in good standing under the laws of the State of New York, is duly qualified and authorized to transact business as a public utility in the State of New York and is not in violation of any provision of its Certificate of Incorporation or its By-Laws, has power to enter into, execute and deliver this Fourth Supplemental Participation Agreement, the Series 1995 A Tax Regulatory Agreement and the Series 1995 A Note and by proper corporate action has duly authorized the execution and delivery of this Fourth Supplemental Participation Agreement, the Series 1995 A Tax Regulatory Agreement and the Series 1995 A Note;

          (b) The execution and delivery by the Corporation of this Fourth Supplemental Participation Agreement, the Series 1995 A Tax Regulatory Agreement and the Series 1995 A Note and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of or a default under the Corporation's Certificate of Incorporation, By-Laws or any indenture, mortgage, loan agreement or other contract or instrument to which the Corporation is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation;

          (c) This Fourth Supplemental Participation Agreement, the Series 1995 A Tax Regulatory Agreement and the Series 1995 A Note constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights or contractual obligations generally;

          (d) The execution and delivery by the Corporation of this Fourth Supplemental Participation Agreement and the Series
1995 A Note in the manner and for the purposes herein set forth have been duly authorized by order of the Public Service
Commission of the State of New York;

          (e) No additional authorizations for or approvals of the execution and delivery by the Corporation of this Fourth Supplemental Participation Agreement, the Series 1995 A Tax Regulatory Agreement and the Series 1995 A Note need be obtained by the Corporation or if any such authorization or approval is necessary it has been obtained;

          (f) The Corporation is not in default under the Participation Agreement or under any Note; and

          (g)  The Participation Agreement and all outstanding
Notes are in full force and effect.

                                                               6.

                           ARTICLE III

            SALE AND ISSUANCE OF SERIES 1995 A BONDS

          SECTION 3.01. Sale of Series 1995 A Bonds, Deposit of Proceeds and Series 1995 A Note. In order to provide funds for the payment of a portion of the redemption price of the Refunded Obligations, the Authority, as soon as practicable after the execution of this Fourth Supplemental Participation Agreement, and concurrently with the execution and delivery to the Trustee of the Series 1995 A Note as provided in Section 4.01 of the Basic Participation Agreement (which Series 1995 A Note shall be in substantially the form attached hereto as Exhibit C), will issue, sell and deliver the Series 1995 A Bonds to the initial purchasers thereof, all pursuant to and as provided in the Series 1995 A Purchase Contract. The Authority will deposit the proceeds of such sale of the Series 1995 A Bonds with the Trustee, as follows: (i) in the Bond Fund, a sum equal to the accrued interest, if any, paid by the initial purchasers of the Series 1995 A Bonds and (ii) in the 1985 A Escrow Fund, the balance of the proceeds received from such sale.

          SECTION 3.02.  Disbursements from 1985 A Escrow Fund.
1. The Authority has in the Fourth Supplemental Indenture authorized and directed the Trustee to make payments from the 1985 A Escrow Fund in accordance with Section 4.01 of the Fourth Supplemental Indenture, to pay a portion of the redemption price of the Refunded Obligations in accordance with a written instruction signed by an Authorized Corporation Representative. The Corporation will cause such instruction to be given to the Trustee as may be necessary to effect payments out of the 1985 A Escrow Fund in accordance with the provisions of the Indenture.

          All monies remaining in the 1985 A Escrow Fund after the payment of the redemption price of the Refunded Obligations shall, at the written direction of an Authorized Corporation Representative, be applied in accordance with Section 4.01 of the Fourth Supplemental Indenture.

          SECTION 3.03. Adequacy of 1985 A Escrow Fund. If the monies in the 1985 A Escrow Fund shall not be sufficient to pay the redemption price of the Refunded Obligations in full (whether due to investment losses or otherwise), the Corporation shall pay that portion of the redemption price of the Refunded Obligations in excess of the monies available therefor in the 1985 A Escrow Fund. If the Corporation shall pay any portion of the redemption price of the Refunded Obligations and related costs pursuant to the provisions of this Section 3.03, it shall not be entitled to any reimbursement therefor from the Authority, the Trustee or the owners of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the payments required to be paid by the Corporation pursuant to the Participation Agreement or the Notes.

                                                               7.

                           ARTICLE IV

                         MISCELLANEOUS

          SECTION 4.01. Administrative Fees and Bond Issuance Charge Pertaining to Series 1995 A Bonds payable under Section
4.04 of the Basic Participation Agreement. In accordance with the first paragraph of Section 4.04 of the Basic Participation Agreement, the Corporation shall pay to the Authority with respect to the Series 1995 A Bonds an initial Administration Fee on the date of authentication and delivery of the Series 1995 A Bonds to the initial purchasers in the amount of $320,712.50 and an annual Administration Fee in the amount of $16,770 on July 1 of each year commencing July 1, 1996, until the Series 1995 A Bonds are no longer outstanding.

          In accordance with the third paragraph of such Section 4.04, the Corporation shall also pay to the State of New York with respect to the Series 1995 A Bonds a bond issuance charge on the date of authentication and delivery of the Series 1995 A Bonds to the initial purchasers in the amount of $448,997.50

          SECTION 4.02. Mandatory Prepayment of Series 1995 A Note upon the Occurrence of Certain Events in Accordance with
Section 5.06 of the Basic Participation Agreement. The occurrence of an event requiring the redemption of any Series 1995 A Bonds pursuant to the provisions appearing under the caption "Mandatory Redemption" or "Special Mandatory Redemption" in the Series 1995 Bonds constitutes "events triggering the comparable redemption provisions relating to any series of Additional Bonds" within the meaning of Section 5.06 of the Basic Participation Agreement and, in accordance with such Section 5.06, upon the occurrence of any event requiring the redemption of the Series 1995 A Bonds pursuant to the provisions appearing under the captions "Mandatory Redemption" or "Special Mandatory Redemption" in the Series 1995 A Bonds, the Corporation shall pay to the Trustee the amount specified in the Series 1995 A Note. Notwithstanding any other provision of the Participation Agreement or the Indenture, the Corporation's obligations under such Section 5.06 in respect of the Series 1995 A Note shall survive the termination of the Participation Agreement and the Indenture.

          The occurrence of an event requiring the redemption of any Series 1995 A Bonds pursuant to any of said provisions of the Series 1995 A Bonds shall not be an event of default under the Series 1995 A Note but shall require only the performance of the obligations of the Corporation stated in this Section, the breach of which shall constitute an event of default under the Series 1995 A Note.

          SECTION 4.03. Series 1995 A Tax Regulatory Agreement. The Authority and the Corporation are entering into the Series 1995 A Tax Regulatory Agreement, and the Corporation hereby covenants and agrees to comply with the provisions thereof.

                                                               8.

          SECTION 4.04. Authority to Terminate Securities Depository at Direction of Corporation. The Authority agrees to exercise its right under Section 2.07 of the Basic Indenture, as amended by the Fourth Supplemental Indenture, to terminate the Securities Depository upon the request of the Corporation.

          SECTION 4.05. Effective Date; Counterparts. This Fourth Supplemental Participation Agreement shall become effective on delivery, subject to receipt of the written consent of the Trustee to the extent required pursuant to Section 4.01 of the Basic Indenture. This Fourth Supplemental Participation Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same Fourth Supplemental Participation Agreement.

                                                               9.

          IN WITNESS WHEREOF, the Authority and the Corporation have caused this Fourth Supplemental Participation Agreement to be duly executed as of the day and year first above written.

                                   NEW YORK STATE ENERGY RESEARCH
                                    AND DEVELOPMENT AUTHORITY


(SEAL)                             By____________________________
                                     President

ATTEST:


_____________________________
Secretary

                                   CONSOLIDATED EDISON COMPANY OF
                                    NEW YORK, INC.


(SEAL)                             By____________________________
                                     Treasurer

ATTEST:


_____________________________
Assistant Secretary

                            EXHIBIT A

          (To Fourth Supplemental Participation Agreement,
                     dated as of July 1, 1995,
 between New York State Energy Research and Development Authority and Consolidated Edison Company of New York, Inc.)

               DESCRIPTION OF SERIES 1995 A PROJECT
                         EXEMPT FACILITIES
       (originally financed with proceeds of 1985 A Bonds)


          The following facilities are as further described in the Series 1995 A Tax Regulatory Agreement between the Authority and the Corporation dated the date of the initial delivery of the Series 1995 A Bonds. All terms used in this Exhibit A and not otherwise defined are used as defined in the above-referenced Fourth Supplemental Participation Agreement.

           1.   Poles, Towers and Fixtures

           2.   Overhead Conductors and Devices

           3.   Underground Conduit

           4.   Underground Conductors and Devices

           5.   Line Transformers

           6.   Overhead Services

           7.   Underground Services

           8.   Meters

           9.   Meter Installations

          10.   Overhead Street Lighting and Signal Systems

          11.   Underground Street Lighting and Signal Systems

          The Series 1995 A Project also includes (i) such instrumentation, controls, structures and all other facilities, equipment, devices and the like necessary to support the facilities herein described (ii) such necessary land improvements and (iii) such additional or substituted facilities for the furnishing of electric energy which because of changes in technology, environmental standards, cost or the like, the Corporation determined to be added to or substituted for said facilities.

                          EXHIBIT B


        (To Fourth Supplemental Participation Agreement
                 dated as of July 1, 1995,
between New York State Energy Research and Development Authority and Consolidated Edison Company of New York, Inc.)


     DESCRIPTION OF OTHER SERIES 1995 A PROJECT FACILITIES
      (originally financed with proceeds of 1985 A Bonds)


          Any facilities described in the Description of the Series 1995 A Project in the preceding Exhibit A placed in service subsequent to December 8, 1982 and prior to October 1, 1984 and which were financed with the proceeds of the 1985 A Bonds.

                          EXHIBIT C


         (To Fourth Supplemental Participation Agreement
                   dated as of July 1, 1995,
between New York State Energy Research and Development Authority and Consolidated Edison Company of New York, Inc.)


                 [FORM OF SERIES 1995 A NOTE]

         CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                 $128,285,000 PROMISSORY NOTE

                            FOR

     6.10% FACILITIES REFUNDING REVENUE BONDS, SERIES 1995 A
     (CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. PROJECT)



          Consolidated Edison Company of New York, Inc. (the "Corporation"), a New York corporation, for value received, hereby promises to pay, on or before the dates set forth below, the principal amount of $128,285,000 together with interest on the unpaid amount thereof at the rate set forth below, to Marine Midland Bank, or its successor or successors as trustee (the "Trustee") under the Indenture of Trust dated as of December 1, 1992, (the "Basic Indenture"), between New York State Energy Research and Development Authority (the "Authority"), a body corporate and politic, constituting a public benefit corporation, established and existing under and by virtue of the laws of the State of New York, and the Trustee. The Basic Indenture as previously supplemented, and as amended and supplemented by the Fourth Supplemental Indenture of Trust dated as of July 1, 1995, between the Authority and the Trustee (such Fourth Supplemental Indenture being herein referred to as the "Fourth Supplemental Indenture"), is herein called the "Indenture," and all bonds issued under and secured by the Indenture are herein collectively called the "Bonds." Bonds of the Authority designated as "Facilities Refunding Revenue Bonds, Series 1995 A (Consolidated Edison Company of New York, Inc. Project)," issued in the aggregate principal amount of $128,285,000 under and secured by the Indenture are herein collectively called the "Series 1995 A Bonds." Unless otherwise defined herein or unless the context clearly requires otherwise, the terms used herein that are defined in the Indenture have the meanings, respectively, herein that such terms are given in the Indenture.

          This Note (the "Note") is issued pursuant to a certain Participation Agreement dated as of December 1, 1992, between the Corporation and the Authority (the "Basic Participation Agreement"). Such Basic Participation Agreement as previously supplemented, and as supplemented by the Fourth Supplemental Participation Agreement dated as of July 1, 1995, between the

Corporation and the Authority (such Fourth Supplemental Participation Agreement being herein referred to as the "Fourth Supplemental Participation Agreement"), is herein called the "Participation Agreement," and any Note issued pursuant to the Participation Agreement is herein called "any Note." Additional similar notes may be issued as provided in the Participation Agreement. Similar notes have previously been issued pursuant to the Participation Agreement. This Note, the notes previously issued and such additional notes as may hereinafter be issued and outstanding pursuant to the Participation Agreement are hereinafter collectively called the "Notes." In accordance with the Participation Agreement, the Authority has authorized and directed the Corporation to issue this Note payable to the order of the Trustee as security for the payment of principal of and premium, if any, and interest on the Bonds. The rights and interest of the Authority under the Participation Agreement (subject to certain exceptions and reservations described in the Indenture) have been assigned to the Trustee pursuant to the Indenture.

          This Note shall mature on August 15, 2020, subject to the prepayment provisions hereinafter provided, and shall bear interest from the date hereof at the rate of six and ten hundredths per centum (6.10%) per annum, payable on February 15, 1996 and semiannually thereafter on the fifteenth day of February and August in each year.

          This Note is subject to prepayment at the option of the Corporation on or after July 1, 2005, as a whole or in part at any time, upon payment in each case of the applicable prepayment price (expressed as a percentage of the principal amount of this Note or portion hereof to be prepaid) as set forth in the schedule below, together with unpaid interest accrued to the prepayment date on the principal amount of this Note or portion hereof to be so prepaid:

             Payment Dates                 Prepayment
               Inclusive                     Price

     July 1, 2005 through June 30, 2006       102%
     July 1, 2006 through June 30, 2007       101%
     July 1, 2007 and thereafter              100%


          All payments of principal, premium, if any, and interest shall be made to the Trustee at its Corporate Trust Office, New York, New York, on or before the due date for the corresponding payment on the Series 1995 A Bonds, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The amount of any such payment shall be reduced by the amount, if any, in the Bond Fund under the Indenture on the due date for such payment which is available for and applied to the corresponding payment on the Series 1995 A Bonds.

          In the event that, on the due date of any principal (whether due at maturity or by call for redemption prior to maturity) and premium, if any, or interest payment on the Series 1995 A Bonds, the monies on deposit in the Bond Fund held by the Trustee under the Indenture shall not be sufficient to pay in full such principal and premium, if any, or interest, on account of a loss or losses incurred on the investment of monies held in such Bond Fund, or for any other reason, the Corporation shall forthwith pay to the Trustee in immediately available funds for deposit in the Bond Fund the amount of monies sufficient, together with available monies on deposit in such Bond Fund, to pay in full all such principal and premium, if any, and interest on the Series 1995 A Bonds. Prepayment of this Note or any portion hereof may be made only in connection with the redemption or purchase prior to maturity of all or a portion of the Series 1995 A Bonds or pursuant to Article XIV of the Indenture.

          This Note may be prepaid in whole, without premium, at the option of the Corporation in connection with a redemption of the Series 1995 A Bonds pursuant to the provisions appearing under the caption "Extraordinary Optional Redemption" in the Series 1995 A Bonds.

          This Note shall be prepaid in whole, or in part if and to the extent that redemption of the Series 1995 A Bonds in part is permitted under the first, second or third paragraphs appearing under the caption "Mandatory Redemption" in the Series 1995 A Bonds, in the event of the redemption of the Series 1995 A Bonds pursuant to the first, second or third paragraphs appearing under the caption "Mandatory Redemption" in the Series 1995 A Bonds. Prepayment of this Note pursuant to this paragraph shall be with or without a premium, as required to provide sufficient funds to redeem the Series 1995 A Bonds being redeemed pursuant to the applicable provision of the first, second or third paragraphs appearing under the caption "Mandatory Redemption" in the Series 1995 A Bonds.

          This Note shall be prepaid, without premium, in whole, or in part if and to the extent that redemption of the Series 1995 A Bonds in part is permitted under the provisions appearing under the caption "Special Mandatory Redemption" in the Series 1995 A Bonds, in the event of the redemption of the Series 1995 A Bonds pursuant to the provisions appearing under the caption "Special Mandatory Redemption" in the Series 1995 A Bonds.

          This Note may be prepaid in whole or in part at any time, without premium, at the option of the Corporation subsequent to the redemption of the Series 1995 A Bonds pursuant to the provisions appearing under the caption "Mandatory
Redemption by the State of New York" in the Series 1995 A Bonds.

          In the event that payment or provision therefor has been made in respect of the principal of and premium, if any, and interest on all of the Series 1995 A Bonds, in accordance with
Article XIV of the Indenture, then this Note shall be deemed paid in full and shall be cancelled and returned to the Corporation.

          No reference herein to the Participation Agreement shall impair the obligation of the Corporation to pay the principal of and premium, if any, and interest on this Note at the time and place and in the amounts herein prescribed, which obligation is absolute, irrevocable and unconditional and is not subject to any defense (other than payment) or any right of setoff, counterclaim or recoupment for any reason, including, without limitation, any breach by the Authority of any obligation to the Corporation, whether under the Participation Agreement or otherwise, or inaccuracy of any representation by the Authority to the Corporation under the Participation Agreement, or any indebtedness or liability at any time owing to the Corporation by the Authority or any failure to complete any Project (as defined in the Participation Agreement), or the destruction by fire or other casualty of any Project or any portion thereof, or the taking of title thereto or the use thereof by the exercise of the power of eminent domain.


                   COVENANTS OF THE CORPORATION

          The Corporation covenants (but without limiting other covenants and provisions of this Note and the Participation
Agreement) as follows:

          SECTION 1.1. Maintenance of Office or Agency. So long as this Note remains outstanding and unpaid, the Corporation will at all times keep, in New York, New York, or another location in the State of New York, an office or agency where notices and demands with respect to this Note may be served, and will, from time to time, give written notice to the Trustee of the location of such office or agency; and, in case the Corporation shall fail so to do, notices may be served and demands may be made at the principal office of the Trustee.

          SECTION 1.2. Further Assurances. The Corporation will make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, to the Trustee any and all such further acts, deeds, conveyances, assignments or assurances as may be reasonably required for effectuating the intention of this Note.

          SECTION 1.3. Payment of Taxes and Other Charges. So long as this Note remains outstanding and unpaid, the Corporation will promptly pay and discharge, or cause to be paid and discharged as the same shall become due and payable, any and all lawful taxes, rates, levies, assessments, and governmental liens, claims and other charges at any time imposed or accruing upon or against the Corporation or upon or against its properties or any part thereof, or upon the income derived therefrom or from the operations of the Corporation, provided, that the Corporation shall not be required to pay or discharge, or cause to be paid or discharged, any such obligation, tax, rate, levy, assessment, lien, claim or other charge so long as in good faith and by appropriate legal proceedings the validity thereof shall be contested.

          SECTION 1.4. Maintenance of Properties. So long as this Note remains outstanding and unpaid, the Corporation will at all times make or cause to be made such expenditures for repairs, maintenance and renewals, or otherwise, as shall be necessary to maintain its properties in good repair, working order and condition as an operating system or systems to the extent necessary to meet the Corporation's obligations under the Public Service Law of the State of New York and the Participation Agreement.

          SECTION 1.5. Insurance. So long as this Note remains outstanding and unpaid, the Corporation will keep or cause to be kept its properties that are of an insurable nature, insured against loss or damage by fire or other risks, the risk of which in the opinion of an Authorized Corporation Representative (who shall be an officer or employee of the Corporation responsible for the management of such risks) is customarily insured against by companies similarly situated and operating like properties, to the extent that property of similar character is, in such Authorized Corporation Representative's opinion, customarily insured against by such companies, either (a) by reputable insurers or (b) in whole or in part in the form of reserves or of one or more insurance funds created by the Corporation, whether alone or with other corporations.

          SECTION 1.6. Proper Books of Record and Account. So long as this Note remains outstanding and unpaid, the Corporation will at all times keep or cause to be kept proper books of record and account, in which full, true and correct entry will be made of all dealings, business and affairs of the Corporation, including proper and complete entries to capital or property accounts covering property worn out, obsolete, abandoned or sold, all in accordance with the requirements of any system of accounting or keeping accounts or the rules, regulations or orders prescribed by a regulatory commission with jurisdiction over the rates of the Corporation giving rise to at least fifty-one percent (51%) of the Corporation's gross revenues, or if there are no such requirements or rules, regulations or orders, then in compliance with generally accepted accounting principles.

          SECTION 1.7. Compliance with laws. So long as this Note remains outstanding and unpaid, the Corporation agrees to use its best efforts to comply in all material respects with all applicable laws, rules and regulations and orders of any governmental authority, non-compliance with which would have a material adverse effect on its business, financial condition or results of operations (to the extent the Corporation deems it can reasonably comply while maintaining its public utility operations) or would materially adversely affect the Corporation's ability to perform its obligations hereunder or under the Participation Agreement, except laws, rules, regulations or orders being contested in good faith or laws, rules, regulations or orders which the Corporation has applied for variances from, or exceptions to.

          SECTION 1.8. Consolidation, Merger or Sale of Assets. So long as this Note remains outstanding and unpaid, the Corporation will not consolidate with or permit itself to be merged into any other corporation or corporations, or sell, transfer or otherwise dispose of all or substantially all of its properties and assets, except in the manner and upon the terms and conditions set forth in this Section 1.8.

          Nothing contained in this Note shall prevent (and this Note shall be construed as permitting and authorizing, without acceleration of the maturity of this Note) any lawful consolidation or merger of the Corporation with or into any other corporation or corporations lawfully authorized to acquire and operate the properties of the Corporation, or a series of consolidations or mergers, or successive consolidations or mergers, in which the Corporation or its successor or successors shall be a party, or any sale of all or substantially all the properties of the Corporation as an entirety to a corporation lawfully authorized to acquire and operate the same; provided that, upon any such consolidation, merger or sale, the corporation formed by such consolidation, or into which such merger may be made if other than the Corporation, or making such purchase shall execute and deliver to the Trustee an instrument, in form reasonably satisfactory to the Trustee, whereby such corporation shall effectually assume the due and punctual payment of the principal of and premium, if any, and interest on this Note according to its tenor and the due and punctual performance and observance of all covenants and agreements to be performed by the Corporation pursuant to this Note and the Participation Agreement on the part of the Corporation to be performed and observed; and, thereupon, such corporation shall succeed to and be substituted for the Corporation hereunder, with the same effect as if such successor corporation had been named herein as obligor.

          Every such successor corporation shall possess, and may exercise, from time to time, each and every right and power hereunder of the Corporation, in its name or otherwise; and any act, proceeding, resolution or certificate by any of the terms of this Note required or provided to be done, taken and performed or made, executed or verified by any board or officer of the Corporation shall and may be done, taken and performed or made, executed and verified with like force and effect by the corresponding board or officer of any such successor corporation.

          If consolidation, merger or sale or other transfer is made as permitted by this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section.

          SECTION 1.9. Financial Statements of Corporation. The Corporation agrees to have an annual audit made by independent accountants and to furnish the Trustee with a balance sheet and statements of income, retained earnings and cash flow showing the financial condition of the Corporation and its consolidated subsidiaries, if any, at the close of each fiscal year, and the results of operations of the Corporation and its consolidated subsidiaries, if any, for each fiscal year, as audited by said accountants, on or before the last day of the third month following the close of the fiscal year or as soon thereafter as they are reasonably available. The Corporation further agrees to furnish to the Trustee, the Authority and to any owner of such Bonds if requested in writing by such owner all financial statements which it sends to its shareholders. The Corporation's obligations under this Section 1.9 shall terminate when none of the Series 1995 A Bonds shall be outstanding.

          SECTION 1.10. Certificates as to Defaults. So long as this Note remains outstanding and unpaid, the Corporation shall file with the Trustee, on or before August 15 of each year, a certificate signed by an Authorized Corporation Representative (as defined in the Indenture) stating that, to the best of his knowledge and belief, the Corporation has kept, observed, performed and fulfilled each and every one of its covenants and obligations contained herein and in the Participation Agreement and there does not exist at the date of such certificate any default by the Corporation under Section 4.07 of the Basic Participation Agreement or any event of default hereunder or other event which, with notice or the lapse of time specified in
Section 2.1, or both, would become an event of default or, if any such default or event of default or other event shall so exist, specifying the same and the nature and status thereof.

          SECTION 1.11. Compliance with Securities Depository Procedures. The Corporation hereby covenants and agrees to comply with any special payment and notice procedures as may be entered into by the Authority or Trustee with the Securities Depository in accordance with Section 2.07 of the Basic Indenture, as amended by the Fourth Supplemental Indenture.

                     DEFAULTS BY CORPORATION

          SECTION 2.1. Events of Default; Acceleration. In case one or more of the following events of default shall have occurred and be continuing:

          (a) default in the payment of any installment of interest due in respect of this Note or any Note issued under the Participation Agreement and the continuance of such default for a period of five (5) days; or

          (b) default in the payment of the principal of or premium, if any, due in respect of any Note either at maturity, by declaration or otherwise; or

          (c) default in the making of any mandatory prepayment due in respect of any Note; or

          (d)  subject to the second and third paragraphs of
Section 5.06 of the Basic Participation Agreement as supplemented, failure on the part of the Corporation duly to observe or perform any other of the covenants or agreements on the part of the Corporation contained in the Participation Agreement (other than failure to pay the amounts due under Sections 4.04, 4.05, 4.07, 4.08 and 4.09 of the Basic
Participation Agreement, as supplemented) or in any Note, in each case for a period of fifty (50) days after the date on which written notice of such failure, requiring the Corporation to remedy the same, shall have been given to the Corporation by the Authority, the Trustee or the owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds outstanding under the Indenture; or

          (e) the Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Corporation or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

          (f) an event of default as defined in Section 13.01 of the Mortgage;

then, (i) provided that the principal of the Bonds shall have been declared to be due and payable by acceleration pursuant to the terms of the Indenture, this Note shall thereupon become and be immediately due and payable, and/or (ii) the Trustee may, and upon the written request of the owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding shall, proceed to enforce the performance or observance of any obligations, agreements, or covenants of the Corporation under the Participation Agreement or this Note.

          In addition, if at any time the principal of the Bonds shall have been declared to be due and payable by acceleration pursuant to the terms of the Indenture, this Note shall thereupon become and be immediately due and payable.

          If any such declaration of acceleration of the Bonds shall have been annulled pursuant to the terms of the Indenture and if, at any time after such declaration, but before all the Bonds shall have matured by their terms, all arrears of interest upon such Notes, and interest on overdue installments of interest (to the extent enforceable under applicable law) at the rate or rates per annum specified for such Notes and the principal of and premium, if any, on all Notes then outstanding which shall have become due and payable otherwise than by acceleration, and all other sums payable hereunder, except the principal of, and interest on, the Notes which by such declaration shall have become due and payable, shall have been paid by or on behalf of the Corporation or provision satisfactory to the Trustee shall have been made for such payment, then any such declaration shall ipso facto be deemed to be rescinded and any such default and its consequences shall ipso facto be deemed to be annulled, but no such annulment shall extend to or affect any subsequent default or impair or exhaust any right or remedy consequent thereon.

          In case the Trustee shall have proceeded to enforce any right under this Note and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Corporation and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Corporation and the Trustee shall continue as though no such proceedings had been taken.

          SECTION 2.2. Failure to pay Administration Fee or provide for indemnification. In case the Corporation shall have failed to pay the Administration Fee or to provide indemnification to the Authority or the Trustee or compensation or reimbursement of expenses to the Authority or the Trustee under the Participation Agreement which event shall have continued for a period of fifty (50) days after the date on which written notice of such failure, requiring the Corporation to remedy the same, shall have been given to the Corporation by the Authority or the Trustee, the Authority or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to enforce performance or observance of any obligations, agreements or warranties of the Corporation under Sections 4.04, 4.05, 4.07, 4.08, 4.09 and 4.10 of the Basic
Participation Agreement, as supplemented.

          SECTION 2.3. Payment of Notes on Default; Suit Therefor. The Corporation covenants that in case default shall occur in the payment of any installment of the principal of or premium, if any, or interest in respect of any Note, as and when the same shall have become due and payable, whether at maturity or upon mandatory prepayment or by declaration or otherwise, then, upon demand of the Trustee, the Corporation will pay to the Trustee the whole amount that then shall have become due and payable on such Note for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and (to the extent enforceable under applicable law) upon the overdue installments of interest at the respective rate or rates borne by such Note and any expenses or liabilities incurred by the Trustee other than through its negligence or bad faith.

          In case the Corporation shall fail forthwith to pay such amounts upon such demand, the Trustee may, and upon the written request of the owners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding shall, institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may collect in the manner provided by law the monies adjudged or decreed to be payable and all other sums due and payable by the Corporation hereunder or under the Indenture.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Corporation under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Corporation or in the case of any other similar judicial proceedings relative to the Corporation, or to the creditors or property of the Corporation, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of any Note and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Corporation, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.


                    MISCELLANEOUS PROVISIONS

          SECTION 3.1. Amendments. This Note may not be amended except by an instrument in writing signed by the Corporation and by the Trustee, on behalf of the owners of the Bonds, in the manner and subject to the conditions provided in Section 4.03 of the Basic Indenture.

          SECTION 3.2.  LAW GOVERNING.  THIS NOTE SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE
OF NEW YORK.

          SECTION 3.3.  Presentment, etc.  Presentment, demand,
protest and notice of dishonor are hereby expressly waived.

          IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed and delivered as of July 1, 1995.


                                   CONSOLIDATED EDISON COMPANY OF
                                    NEW YORK, INC.


                                   By:___________________________
                                      Treasurer
(SEAL)


ATTEST:


___________________________
  Assistant Secretary